                                                                   EXHIBIT 23.16

                           CONSENT OF FUTURE DIRECTOR

   I consent to being named as a person about to become a director of MI Entertainment Corp. in the Registration Statement on Form S-1 of MI Entertainment Corp. for the registration of its Class A Subordinate Voting Stock.

                                                   /s/ Ronald J. Volkman
                                            -----------------------------------
                                            Name:    Ronald J. Volkman

Dated as of January 14, 2000